Exhibit 99.1

Pediatrix Reports Record Results for 2007 Fourth Quarter

Introduces 2008 Quarterly EPS Guidance

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Pediatrix Medical Group, Inc. (NYSE:PDX) today reported results for the three and 12 months ended December 31, 2007, that reflect continued revenue and earnings growth as a result of strong same-unit growth, acquisitions and operating margin expansion.

Pediatrix reported earnings per share for the three months ended December 31, 2007, of 84 cents, which includes a two-cent per share benefit due to a reduction in reserves for uncertain tax positions.

For the 2007 fourth quarter, Pediatrix reported results that include:

  Revenue growth of 20 percent, to a record $250.4 million, driven largely by same-unit revenue growth of 12.9 percent;
  Record operating income of $64.4 million, a 22 percent increase over the 2006 non-GAAP operating income, which excludes costs of $3.1 million related to the Company’s stock option review; and
  Record cash flow from operations of $89.4 million.

“This was another solid quarter and year for our organization as we continue to execute our strategy of expanding our physician services capabilities within our historic subspecialties and now into anesthesia,” said Roger J. Medel, M.D., Pediatrix’s Chief Executive Officer. “Our results reflect the long-term strength of our business model, which delivers value to physicians practicing in an environment that gives them more time for patients, and includes clinical information systems that are used to identify opportunities to improve patient care within our specialties. At the same time, our model makes it possible for us to generate results that consistently yield sustained growth and efficient management.”

For the three months ended December 31, 2007, Pediatrix reported net patient service revenue of $250.4 million, up 20 percent from $207.9 for the comparable 2006 period.

Same-unit revenue increased by 12.9 percent, largely as a result of favorable reimbursement from third-party payors including an increase in physician services’ reimbursement from the Texas Medicaid program. Same-unit revenue growth associated with patient volume increased by 4.6 percent for the 2007 fourth quarter, when compared with the prior-year period. Patient volume at neonatal intensive care units staffed by Pediatrix physicians grew by 4.0 percent on a same-unit basis during the 2007 fourth quarter over the prior-year period.

The balance of revenue growth for the 2007 fourth quarter is attributable to contributions from physician group practices acquired throughout the prior 12 months, including the acquisition of the Company’s first anesthesia group practice in September 2007.

Income from operations was up 22 percent, to $64.4 million for the 2007 fourth quarter, from $52.6 million, non-GAAP, for the 2006 fourth quarter, which excludes costs of $3.1 million incurred during the 2006 fourth quarter related to the Company’s stock option review. Operating margin of 25.7 percent for the 2007 fourth quarter improved by 40 basis points over the non-GAAP operating margin for the prior-year period.

Operating margin improvement was largely the result of favorable reimbursement trends as well as the Company’s ongoing general and administrative expense management, offset by slightly higher practice salaries and benefits expense, as a percent of revenue, attributable to the inclusion of the anesthesia group practice. General and administrative expenses as a percent of revenue were 11.2 percent for the 2007 fourth quarter, down 90 basis points from 12.1 percent, on a non-GAAP basis, for the comparable 2006 period.

Pediatrix’s effective tax rate for the 2007 fourth quarter was reduced to 37.97 percent as a result of an $800,000 reduction in the Company’s accrued liability for uncertain tax positions following the expiration of statutes of limitations on certain filed tax returns. When excluding the $800,000 reduction to Pediatrix’s tax provision, the Company’s effective tax rate was 39.2 percent, which results in non-GAAP income from continuing operations of $39.7 million for the 2007 fourth quarter, up 17 percent from $33.8 million, non-GAAP, for the same period of 2006.

In December 2007, Pediatrix announced that it entered a definitive agreement to sell its metabolic screening laboratory to Perkin-Elmer, Inc. As a consequence, Pediatrix’s results reflect the contributions of that laboratory, for all periods presented, as income from discontinued operations, net of income taxes.

Net income, non-GAAP, was $40.5 million for the 2007 fourth quarter, up 17 percent from $34.6 million for the 2006 fourth quarter. Net income growth for the 2007 fourth quarter, when compared with the 2006 period, was lower than operating income growth resulting from less investment income as the Company used its cash to acquire physician group practices and repurchase its common stock.

On a per share basis, Pediatrix’s net income grew by 18 percent, to 82 cents, non-GAAP when excluding the two-cents per share reduction in the income tax provision, for the 2007 fourth quarter, which also includes two cents per share from discontinued operations. For the 2006 fourth quarter, net income per share was 70 cents, non-GAAP, when excluding costs relating to the Company’s stock option review. The 2006 fourth quarter net income per share includes one cent per share from discontinued operations.

For the three months ended December 31, 2007, Pediatrix had a weighted average 49.3 million shares outstanding, down from a weighted average 49.7 million shares outstanding for the comparable 2006 period.

Pediatrix had cash and cash equivalents of $102.8 million at December 31, 2007, and accounts receivable were $145.5 million.

Cash flow from operations were $89.4 million for the 2007 fourth quarter, and Pediatrix used $17.0 million of its cash for physician group practice acquisitions during the period, and $32.6 million to repurchase its common shares under a completed program authorized in August 2007. Pediatrix has not repurchased any of its shares under a program authorized in December 2007.

Pediatrix’s results from operations for the calendar years 2007 and 2006, when presented on a GAAP basis, include items that make comparisons difficult. Pediatrix believes that comparisons should be made on a non-GAAP basis after adjusting the following items:

  Reducing expenses of $6.4 million accrued during 2007 for employee benefits associated with a tax under Section 409A of the Internal Revenue Code;
  Excluding costs of $5.2 million during 2007 and $4.8 million during 2006 incurred as a result of the Company’s stock-option review;
  Increasing the Company’s tax provision by $2 million for the 12 months ended December 31, 2007, related to the expiration of the statute of limitations on certain tax returns; and
  Increasing general and administrative expenses for the 12 months ended December 31, 2006, to exclude a gain of $1.6 million on the sale of the Company’s aircraft.

For the 12 months ended December 31, 2007, Pediatrix’s net patient service revenue grew by 14 percent, to $917.6 million, from $804.7 million for 2006. Non-GAAP operating income grew by 18 percent, to $232.5 million in 2007, from $197.6 million in 2006. Net income was $147.8 million on a non-GAAP basis, up 16 percent from $127.3 million. On a per share basis, Pediatrix earned $2.96, non-GAAP, based on a weighted average 49.9 million shares outstanding, which compares with $2.58 for 2006, based on a weighted average 49.4 million shares outstanding.

During 2007, Pediatrix generated cash flow from operations of $188.5 million. Pediatrix used $119.1 million to complete 10 physician group practice acquisitions, and repurchased $100 million of its common stock through open market transactions.

Outlook

Pediatrix is providing additional detail relating to its previously issued guidance for 2008 by introducing quarterly earnings per share guidance for the year, presented in the following table:

Estimated
Earnings Per Share
First Quarter	$0.67 to $0.69
Second Quarter	$0.85 to $0.87
Third Quarter	$0.92 to $0.95
Fourth Quarter	$0.91 to $0.94
Total	$3.35 to $3.45

Pediatrix’s 2008 guidance assumes the Company will achieve same-unit patient volume growth of 3 to 5 percent, plus same-unit reimbursement growth of 2 to 4 percent that includes increased reimbursement from the Texas Medicaid program. In addition, Pediatrix expects to invest $70 to $75 million of capital in base-business acquisitions during 2008.

Reconciliation of Non-GAAP Information

This press release contains non-GAAP information, including, operating income, operating margin, income tax provision, net income and earnings per share, which is adjusted for certain items as set forth below. Pediatrix believes that this non-GAAP information is useful to management and investors reviewing financial and business trends related to its results of operations and that when non-GAAP information is viewed with GAAP information, investors are provided with a meaningful understanding of Pediatrix’s ongoing operating and financial performance. This information is not intended to be considered in isolation, or as a substitute of GAAP financial information. The following tables reconcile non-GAAP financial information to net income per common share, which Pediatrix believes are the most comparable GAAP measures:

Non-GAAP Adjustments
Three Months Ended December 31, 2007				Three Months Ended December 31, 2006

GAAP		Adjust- ments	Non- GAAP	GAAP	Adjust- ments	Non- GAAP
Net patient service revenue	$250,356		$250,356	$207,905		$207,905
Operating expenses:
Practice salaries and benefits	145,565		145,565	120,107		120,107
Practice supplies and other operating expenses	9,461		9,461	7,846		7,846
General and administrative expenses	28,119		28,119	28,348	(3,125)	25,223
Depreciation and amortization	2,831		2,831	2,083		2,083

Total operating expenses	185,976		185,976	158,384	(3,125)	155,259

Income from operations	64,380		64,380	49,521	3,125	52,646

Investment income	1,209		1,209	1,735		1,735
Interest expense	(259)		(259)	(90)		(90)

Income from continuing operations before income taxes	65,330		65,330	51,166	3,125	54,291
Income tax provision	(24,806)	(800)	(25,606)	(19,492)	(949)	(20,441)

Income from continuing operations	40,524	(800)	39,724	31,674	2,176	33,850

Income from discontinued operations, net of income taxes	743		743	741		741

Net income	$41,267	(800)	$40,467	$32,415	2,176	$34,591

Per common and common equivalent share data (diluted):

Net income from continuing operations	$0.82	(0.02)	$0.80	$0.64	0.05	$0.69

Net income from discontinued operations	$0.02		$0.02	$0.01		$0.01

Net income	$0.84	(0.02)	$0.82	$0.65	0.05	$0.70

Weighted average shares used in computing net income per common and common equivalent share (diluted)	49,311		49,311	49,714		49,714
Non-GAAP Adjustments
12 Months Ended December 31, 2007				12 Months Ended December 31, 2006

GAAP		Adjust- ments	Non- GAAP	GAAP	Adjust- ments	Non- GAAP
Net patient service revenue	$917,644		$917,644	$804,696		$804,696
Operating expenses:
Practice salaries and benefits	533,306	(2,978)	530,328	466,168		466,168
Practice supplies and other operating expenses	34,078		34,078	29,247		29,247
General and administrative expenses	119,766	(8,608)	111,158	106,786	(3,170)	103,616
Depreciation and amortization	9,594		9,594	8,084		8,084

Total operating expenses	696,744	(11,586)	685,158	610,285	(3,170)	607,115

Income from operations	220,900	11,586	232,486	194,411	3,170	197,581

Investment income	6,855		6,855	3,836		3,836
Interest expense	(749)		(749)	(1,032)		(1,032)

Income from continuing operations before income taxes	227,006	11,586	238,592	197,215	3,170	200,385
Income tax provision	(86,987)	(6,528)	(93,515)	(75,107)	(366)	(75,473)

Income from continuing operations	140,019	5,058	145,077	122,108	2,804	124,912

Income from discontinued operations, net of income taxes	2,703		2,703	2,357		2,357

Net income	$142,722	5,058	$147,780	$124,465	2,804	$127,269

Per common and common equivalent share data (diluted):

Net income from continuing operations	$2.81	0.10	$2.91	$2.47	0.06	$2.53

Net income from discontinued operations	$0.05		$0.05	$0.05		$0.05

Net income	$2.86	0.10	$2.96	$2.52	0.06	$2.58

Weighted average shares used in computing net income per common and common equivalent share (diluted)	49,904		49,904	49,387		49,387

The following table reconciles the specific GAAP to non-GAAP items for the three and 12 months ended December 31, 2007 and 2006:

	Non-GAAP Adjustments
	Three Months Ended Dec. 31,		12 Months Ended Dec. 31,
	2007	2006	2007	2006
	(in thousands, except for per share data)

Net patient service revenue	$250,356	$207,905	$917,644	$804,696

GAAP practice salaries and benefits	145,565	120,107	533,306	466,168
Internal Revenue Code 409A expense	--	--	(2,978)	--
Non-GAAP practice salaries and benefits	145,565	120,107	530,328	466,168

GAAP general and administrative expenses	28,119	28,348	119,766	106,786
Gain on sale of aircraft	--	--	--	1,630
Stock option review expense	--	(3,125)	(5,200)	(4,800)
Internal Revenue Code 409A expense	--	--	(3,408)	--
Non-GAAP general and administrative expenses	28,119	25,223	111,158	103,616

GAAP income from operations	64,380	49,521	220,900	194,411
Net adjustments	--	3,125	11,586	3,170
Non-GAAP income from operations	64,380	52,646	232,486	197,581

GAAP income tax provision	(24,806)	(19,492)	(86,987)	(75,107)
Net adjustments	(800)	(949)	(6,528)	(366)
Non-GAAP income tax provision	(25,606)	(20,441)	(93,515)	(75,473)

GAAP income from continuing operations	40,524	31,674	140,019	122,108
Net adjustments	(800)	2,176	5,058	2,804
Non-GAAP income from continuing operations	39,724	33,850	145,077	124,912

GAAP net income	41,267	32,415	142,722	124,465
Net adjustments	(800)	2,176	5,058	2,804
Non-GAAP net income	40,467	34,591	147,780	127,269

Net income per common and common equivalent share (diluted):
GAAP EPS	$0.84	$0.65	$2.86	$2.52
Net adjustments	(0.02)	0.05	0.10	0.06
Non-GAAP EPS	$0.82	$0.70	$2.96	$2.58

Weighted average shares used in computing net income per common and common equivalent share (diluted)	49,311	49,714	49,904	49,387

GAAP Operating Margin	25.72%	23.82%	24.07%	24.16%
Internal Revenue Code 409A expense	--	--	0.70%	--
Gain on sale of aircraft	--	--	--	-0.20%
Stock option review expense	--	1.50%	0.57%	0.60%
Non-GAAP Operating Margin	25.72%	25.32%	25.34%	24.56%

Earnings conference call

Pediatrix Medical Group, Inc. will host an investor conference call to discuss the quarterly results at 10 a.m. (EST) today. The conference call Webcast may be accessed from the Company’s Website, www.pediatrix.com. A telephone replay of the conference call will be available from 1:30 p.m. (EST) today through midnight (EST) February 20, 2008, by dialing 800-475-6701, access code 907442. The replay will also be available at www.pediatrix.com.

About Pediatrix

Pediatrix Medical Group, Inc. is the nation’s leading provider of neonatal, maternal-fetal and pediatric physician subspecialty services and recently expanded to include anesthesiology services. Pediatrix physicians and advanced practitioners are reshaping the delivery of care within the maternal-fetal, neonatal intensive care and pediatric cardiology subspecialties, using evidence-based tools, continuous quality initiatives and clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Founded in 1979, its neonatal physicians provide services at more than 240 neonatal intensive care units, and in many markets they collaborate with affiliated maternal-fetal medicine, pediatric cardiology physician subspecialists and pediatric intensivists to provide a clinical care continuum. Combined, Pediatrix and its affiliated professional corporations employ more than 1,050 physicians in 32 states and Puerto Rico. Pediatrix is also the nation’s largest provider of newborn hearing screens. Additional information is available at www.pediatrix.com.

Certain statements and information in this press release may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe”, “hope”, “may”, “anticipate”, “should”, “intend”, “plan”, “will”, “expect”, “estimate”, “project”, “positioned”, “strategy” and similar expressions, and are based on assumptions and assessments made by Pediatrix’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and Pediatrix undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in Pediatrix’s most recent Annual Report on Form 10-K, including the section entitled “Risk Factors”. Additional factors include, but are not limited to: the possible discovery of additional facts beyond those reviewed by the Audit Committee; litigation related to the matters investigated by the Pediatrix’s Audit Committee or the restatements to Pediatrix’s financial statements and other historical disclosures; and any regulatory actions of the SEC or the U.S. Attorney related to such matters.

Pediatrix Medical Group, Inc.
Consolidated Statements of Income
(Unaudited)

	Three months ended		12 months ended
	December 31,		December 31,
	2007	2006	2007	2006
	(in thousands, except for per share data)

Net patient service revenue	$250,356	$207,905	$917,644	$804,696
Operating expenses:
Practice salaries and benefits	145,565	120,107	533,306	466,168
Practice supplies and other operating expenses	9,461	7,846	34,078	29,247
General and administrative expenses	28,119	28,348	119,766	106,786
Depreciation and amortization	2,831	2,083	9,594	8,084

Total operating expenses	185,976	158,384	696,744	610,285

Income from operations	64,380	49,521	220,900	194,411

Investment income	1,209	1,735	6,855	3,836
Interest expense	(259)	(90)	(749)	(1,032)

Income from continuing operations before income taxes	65,330	51,166	227,006	197,215
Income tax provision	(24,806)	(19,492)	(86,987)	(75,107)

Income from continuing operations	40,524	31,674	140,019	122,108

Income from discontinued operations, net of income taxes	743	741	2,703	2,357

Net income	$41,267	$32,415	$142,722	$124,465

Per common and common equivalent share data (diluted):

Net income from continuing operations	$0.82	$0.64	$2.81	$2.47

Net income from discontinued operations	$0.02	$0.01	$0.05	$0.05

Net income	$0.84	$0.65	$2.86	$2.52

Weighted average shares used in computing net income per common and common equivalent share (diluted)	49,311	49,714	49,904	49,387
Balance Sheet Highlights (Unaudited)

	As of Dec. 31, 2007	As of Dec. 31, 2006
	(in thousands)
Assets:
Cash and cash equivalents	$102,843	$69,595
Short-term investments	18,042	65,660
Accounts receivable, net	145,504	125,573
Other current assets	97,737	40,771
Other assets, property and equipment	938,676	833,571
Total assets	$1,302,802	$1,135,170

Liabilities and shareholders’ equity:
Accounts payable & accrued expenses	$243,120	$206,552
Total debt	924	860
Other liabilities	99,706	61,957
Total liabilities	343,750	269,369
Shareholders' equity	959,052	865,801
Total liabilities and shareholders’ equity	$1,302,802	$1,135,170

Other Operating Data
	12 Months Ended December 31,
	2007	2006
Number of:
Births	707,274	674,336
NICU Admissions	85,059	80,151
NICU Patient days	1,556,093	1,472,428

CONTACT:
Pediatrix Medical Group, Inc., Fort Lauderdale
Bob Kneeley, Director, Investor Relations
954-384-0175, x-5300
bob_kneeley@pediatrix.com